Exhibit 5.3
Richards, Layton & Finger
A PROFESSIONAL ASSOCIATION
One Rodney Square
920 North King Street
Wilmington, Delaware 19801
(302) 651-77OO
Fax(302) 651-77O1
WWW.RLF.COM
July 16, 2007
To Each of the Persons Listed on
 Schedule A Attached Hereto
          Re: RSC Holdings III, LLC
Ladies and Gentlemen:
     We have acted as special Delaware counsel for RSC Holdings III, LLC, a Delaware limited liability company (the “Company”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.
     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of copies of the following:
          (a) The Certificate of Formation of the Company (the “Certificate”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on October 30, 2006;
          (b) The Limited Liability Company Agreement of the Company, dated as of October 31, 2006, by Atlas Copco North America Inc. (“Atlas”), as the sole member (the “Original Member”);
          (c) The Contribution Agreement, dated as of November 16, 2006, among Atlas, RSC Holdings I, LLC, a Delaware limited liability company, RSC Holdings II, LLC, a Delaware limited liability company (“RSC II”), the Company and Rental Service Corporation, an Arizona corporation (“RSC”);
          (d) The Amended and Restated Limited Liability Company Agreement of the Company, dated as of November 16, 2006 (the “LLC Agreement”), between the Original Member, as withdrawing member, and RSC II, as member (the “Member”);

To Each of the Persons Listed
 on Schedule A Attached Hereto
July 16, 2007

          (e) The documents listed on Schedule B attached hereto (jointly, the “Transaction Documents”);
          (f) The Action by Written Consent of the Manager and the Sole Member of the Company, dated November 17, 2006 (the “Consent”), as to certain matters;
          (g) The Resolutions of an Officer Designee of the Member, dated November 17, 2006 (the “Pricing Resolutions”), as to certain matters; and
          (h) A Certificate of Good Standing for the Company, dated July 13, 2007, obtained from the Secretary of State.
          Initially capitalized terms used herein and not otherwise defined are used as defined in the Indenture (as defined in Schedule B attached hereto).
          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (h) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (h) above) that is referred to in or incorporated by reference into any document reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.
          With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, and (ii) all documents submitted to us as copies conform with the original copies of those documents.
          For purposes of this opinion, we have assumed (i) except to the extent provided in paragraph 1 below, that each party to the documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (ii) the legal capacity of each natural person who is a signatory to any of the documents examined by us, (iii) except to the extent provided in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (iv) except to the extent provided in paragraph 3 below, that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents, (v) that there are no proceedings pending or contemplated for the merger, consolidation, conversion,

To Each of the Persons Listed
 on Schedule A Attached Hereto
July 16, 2007

dissolution, liquidation or termination of the Company, (vi) that the LLC Agreement and the Certificate are in full force and effect, have not been amended and no amendment of the LLC Agreement or the Certificate is pending or has been proposed, (vii) that the Consent and the Pricing Resolutions have been duly adopted, have not been amended, modified or revoked and are in full force and effect on the date hereof and constitute the only resolutions of the Manager (as defined in the Consent) or an Officer Designee (as defined in the Consent), as applicable, relating to the matters set forth therein, (viii) the Company derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than the maintenance of a registered office and registered agent in the State of Delaware and the filing of documents with the Secretary of State) or employees in the State of Delaware, and (ix) in connection with the documents of which we have received a form, that (a) all blanks contained in such documents have been properly and appropriately completed, (b) optional provisions included in such documents have been properly and appropriately selected, and (c) such documents conform in all material respects to the forms which we have reviewed. We have not participated in the preparation of any offering material relating to the Company and assume no responsibility for the contents of any such material.
          This opinion is limited to the laws of the State of Delaware (excluding the securities laws and blue sky laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect. In rendering the opinions set forth herein, we express no opinion concerning (i) the creation, attachment, perfection or priority of any security interest, lien or other encumbrance, or (ii) the nature or validity of title to any property.
          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
          1. The Company has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware.
          2. Under the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq. (the “LLC Act”), the LLC Agreement and the Consent, the Company has all necessary limited liability company power and authority to execute and deliver the Transaction Documents, and to perform its obligations thereunder.

To Each of the Persons Listed
 on Schedule A Attached Hereto
July 16, 2007

          3. Under the LLC Act, the LLC Agreement and the Consent, the execution and delivery by the Company of the Transaction Documents, and the performance by the Company of its obligations thereunder, have been duly authorized by all necessary limited liability company action on the part of the Company.
          4. No authorization, consent, approval or order of any Delaware court or any Delaware governmental or administrative body is required to be obtained by the Company solely as a result of the execution and delivery by the Company of the Transaction Documents, or the performance by the Company of its obligations thereunder.
          5. The execution, delivery and performance by the Company of the Transaction Documents do not violate (i) the Certificate, (ii) the LLC Agreement or (iii) the LLC Act.
          We understand that you will rely as to matters of Delaware law upon this opinion in connection with the matters set forth herein. In addition, we understand that Debevoise & Plimpton LLP (“Debevoise”) will rely as to matters of Delaware upon this opinion in connection with an opinion to be rendered by it on the date hereof relating to the Company. In connection with the foregoing, we hereby consent to your and Debevoise’s relying as to matters of Delaware law upon this opinion. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

Very truly yours,

WAY/SXL

/s/ Richards, Layton & Finger, P.A.

SCHEDULE A
RSC Equipment Rental, Inc.
RSC Holdings III, LLC

SCHEDULE B
1. The Indenture, dated as of November 27, 2006 (the “Indenture”), among RSC and the Company, the Subsidiary Guarantors (as defined therein) and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).
2. A form of Exchange Note, in the form attached as Exhibit A to the Indenture, to be executed by RSC and the Company, as co-issuers, and acknowledged by the Trustee.